STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made December 30, 2013, and is by and among Tuscan Capital, Ltd., a corporation formed under the laws of the Cayman Islands (the “Buyer”), and Sanborn Resources, Ltd., a Delaware corporation (the “Seller”). Buyer and Seller shall individually be referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Seller is the owner of all of the issued and outstanding shares of common stock of Inti Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Inti”);

WHEREAS, the Buyer desires to purchase all of the issued and outstanding shares of Inti from Seller (the “Shares”) upon the terms and subject to the conditions as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties hereinafter contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

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AGREEMENT

SECTION 1. Definitions

In this Agreement:

1.1  “Actual Knowledge,” when used in reference to a Party, means the actual knowledge as of the date of this Agreement of the person attributed to have such Actual Knowledge.

1.2  “Breach” means a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant hereto, and will be deemed to have occurred if there is or has been (a) any inaccuracy in, or breach of, or any failure to perform, or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person (as hereinafter defined)) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

1.3   “Buyer” has the meaning set forth in the preamble hereto.

1.4   “Closing” has the meaning set forth in Article 3 hereof.

1.5   “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

1.6   “Governmental Body” means any national, federal, state or local governmental, judicial or regulatory agency, authority or body within or outside the United States.

1.7   “Intellectual Property” means intangible assets of the Inti, within the meaning of GAAP;

1.8   “Knowledge,” when used in reference to a Party, means the Actual Knowledge as of the date of this Agreement.

1.9   “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, judgment or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

1.10  “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability for Taxes.
1.11  “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability Inti, joint venture, estate, Buyer, association, organization, labor union, or other entity or governmental body.

1.12  “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.13  “Purchase Price” has the meaning set forth in Section 2.2 hereof.

1.14  “Securities Act” means the Securities Act of 1933, as amended, or any successor law, and any and all regulations and rules issued pursuant to such act or any successor law.

1.15  “Tax” means any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (whether domestic or foreign).

1.16  “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

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SECTION 2. Purchase and Sale

2.1   Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell to the Buyer the Shares.

2.2   Purchase Price. In full consideration of the sale, conveyance, transfer and delivery by Seller to the Buyer of the Shares, the Seller shall assign and the Buyer shall assume the promissory notes, including all principal and interest payments outstanding as of the Closing, as listed in Schedule 2.2 attached hereto.

SECTION 3. Closing

3.1   Time and Place. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place immediately after both Parties have executed this Agreement, and Seller has received proper authorization from its board of directors authorizing Seller’s entry into this Agreement for the sale of the Shares to Buyer.
3.2   Closing Procedures. On the date of the Closing, the Parties to this Agreement shall follow all procedures as contemplated by this Agreement without variation except as otherwise agreed upon in writing.

3.3   Deliveries. At the Closing:

3.3.1.   The Seller shall deliver to Buyer:

(a)   All available books and records of Inti;

(b)   Resolutions of the Board of Directors of Seller authorizing entry into this Agreement, and the sale of the Stock to Buyer;

(c)   Such other documents and instruments as the Buyer, or its counsel,

may reasonably request to effectuate the Closing and any other transactions contemplated hereby.

3.3.2.   The Buyer shall deliver to Seller:

(a)   Assignment and Assumption of Debt Agreements for the promissory notes as listed in Schedule 2.2;

(b)   Consents from the note holders to the Assignment and Assumption of Debt Agreements for the promissory notes as listed in Schedule 2.2;

(c)   Such other documents and instruments as the Seller, or its counsel, may reasonably request to effectuate the Closing and/or any other transactions contemplated hereby.

             SECTION 4. Representations and Warranties of the Seller

For good and valuable consideration, the Seller hereby represents and warrants to the Buyer as follows:

4.1   Title to the Shares. The Seller represents and warrants that it is the lawful record and beneficial owners of the Shares, free and clear of any and all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable securities laws) and the Seller has good and marketable title thereto, and the delivery of the Shares by the Seller to the Buyer pursuant to this Agreement will convey to the Buyer lawful, valid and indefeasible title thereto, free and clear of all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable securities laws). The Shares are not subject to any voting arrangement or other contract, agreement, arrangement, commitment or understanding, including, without limitation, any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

4.2   Necessary Authority. The Seller has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby; (b) this Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

4.3   No Approvals or Conflicts. The Seller hereby represents that: the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby, do not and will not: (i) require the consent or approval of, or filing with, any Person or Governmental Body, (ii) violate any law, regulation, judgment or order binding upon the Seller, or (iii) to the best of Seller’ Knowledge constitute or result in the breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which the Seller are a party or by which the Seller or their assets may be bound.

4.4   Completeness of Statements. No representation or warranty of the Seller herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of the Seller to the Buyer, or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

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SECTION 5. Representations and Warranties of the Seller Regarding Inti

For good and valuable consideration, the Seller and Inti, hereby represent and warrants to the Buyer as follows:

5.1   Existence and Authority; Organization.

5.1.1   Inti is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

5.1.2   Seller and Inti has heretofore delivered to Buyer the complete and correct copies of Inti’s organizational documents, all minutes of any board or member actions and its Bylaws and any amendments thereto;

5.1.3   No Approvals or Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby, do not and will not (i) require the consent or approval of, or filing with, any Person or Governmental Body, (ii) violate any material Legal Requirement binding upon the Seller and/or Inti, or (iii) constitute or result in the material breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which Seller and/or Inti is a party or by which Inti or its assets may be bound. At Closing, Inti shall have obtained all consents from all necessary third parties.

5.2   No Bankruptcy, Litigation. There has not been filed any petition or application, or any proceedings commenced, by or against, or with respect to any assets of Inti, under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors’ rights, and the Inti has not made any assignment for the benefit of creditors. Inti is not a party in any litigation or similar Proceeding.

5.3   Brokers’ Fees. Seller and Inti has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.4   Books and Records. The books of account, minute books, stock record books, and other records of Inti, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be delivered to Buyer.

5.5   Title to Properties; Encumbrances. Inti owns all the assets located in the facilities operated by the Inti or reflected as owned in the books and records of the Inti, including all of the assets reflected in the Financial Statements.

5.6   Legal Compliance and Proceedings. Inti has not received any notice from a governmental agency alleging that it is not in compliance with all material Legal Requirements associated with the operation of the business and there is no pending Proceeding: (a) that has been commenced by or against the Inti and/or the Seller or that otherwise relates to or may affect the business of, or any of the property or assets owned or used by Inti; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder.

5.7   Taxes.

5.12.1  Inti has timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by it prior to Closing, pursuant to applicable Legal Requirements, and such Tax Returns were true and correct in all material respects. Inti has made available to the Buyer copies of all such Tax Returns relating to income or franchise taxes filed since the inception of Inti.

5.12.2  Inti has paid (or made appropriate provision in the Financial Statements for the payment of) all Taxes that have or may have become due pursuant to material Tax Returns or otherwise, or pursuant to any assessment received by Inti. Inti has withheld and paid over to the appropriate Governmental Body all Taxes required by law, rule or regulation to have been withheld and paid by the Inti in connection with amounts paid by or owing to any employee, independent contractor, creditor, member or other third party. The Inti is under no obligation to prepay, and has not prepaid, any taxes.

5.12.3  No claims have ever been made against Inti by any tax authority in a jurisdiction where the Inti does not file material Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no pending, or threatened in writing, action, audit, proceeding or investigation for the assessment or collection of any Taxes.

5.12.4  No power of attorney has been granted by the Inti, and is currently in force, with respect to any matter relating to Taxes, and there are no liens (other than liens for Taxes that are not yet due and payable or which are being contested in good faith) on any assets of the Inti that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens which would not, individually or in the aggregate, have a material adverse effect with respect to the Inti.

5.8   Intellectual Property. Inti does not own or use any Intellectual Property in its operations. To the Actual Knowledge of Seller, there is no claim alleging that the Intellectual Property utilized in the Inti’s operations infringes upon the rights of any third party.

5.9   Completeness of Statements. No representation or warranty herein, and no written statement or certificate furnished or to be furnished by or on behalf of Inti to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain as of the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

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SECTION 6. Representations and Warranties of the Buyer

For good and valuable consideration, Buyer represents and warrants to Seller as follows:

6.1   Necessary Authority. The Buyer has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

6.2   No Approvals or Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and will not: (a) require the consent or approval of, or filing with, any person or public authority; (b) constitute or result in the breach of any provision of, or constitute a default under any agreement, indenture or other instrument to which the Buyer is a party or by which its assets may be bound; or (c) violate any law, regulation, judgment or order binding upon the Buyer.

6.3   Completeness of Statements. No representation or warranty of the Buyer herein and no written statement or certificate furnished or to be furnished by or on behalf of the Buyer to the Seller or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

6.4   Brokers’ Fees. Neither Buyer nor any other party with whom or for whom Buyer may have contracted has any liability or obligation to pay any fees, commissions or any other amounts of any kind whatsoever to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

6.5   Investor Representations.

6.5.1  Purchase for Own Account. The Shares to be delivered at the Closing, will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Regulation S of the Securities Act, and Buyer has no present intention of selling, granting any participation in or otherwise distributing the same.

6.5.2  Investment Experience. Buyer understands that the acquisition of the Shares involves substantial risk. Buyer has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment.

6.5.3  Investor Status. Buyer is an "accredited investor" within the meaning of Rule 501(a) of Regulation D, and a non-US Person as defined under Regulation S of the Securities Act.

6.5.4  Restricted Securities. Buyer understands that (i) the Shares are characterized as "restricted securities" under the Securities Act, in as much as they are being acquired from Seller in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Buyer is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. At the end of any applicable holding period as required, Purchaser agrees to resell the Shares in accordance with Regulation S of the Securities Act, or pursuant to registration or an exemption.

6.5.5  Governmental Review. Buyer understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

SECTION 7. Covenants

7.1   Pre-Closing Covenants. The Parties hereto agree as follows with respect to the period between the execution of this Agreement and the Closing.

7.1.1  General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

7.1.2  Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

7.1.3  Operation of Business. Inti will not, and the Seller will not cause or permit the Inti to, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

7.1.4  Preservation of Business. Inti will, and the Seller will cause the Inti to, keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

7.1.5  Full Access. Inti and the Seller will permit, and the Seller will cause Inti to permit, representatives of the Buyer to have reasonable access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to Inti.

7.1.6  Notice of Developments. Each Party will give prompt written notice to the others of any adverse development causing a breach of any of his or its own representations and warranties above.

7.1.7  Exclusivity. Until the termination of this Agreement, the Seller will not (and the Seller will not cause or permit the Inti to): (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any securities, or any substantial portion of the assets of Inti (including any acquisition structured as a merger, consolidation, or share exchange), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

7.1.8  Post-Closing Covenants. The Parties to this Agreement agree as follows with respect to the period following the Closing:

(a)   General. In case at any time after the Closing further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification under this Agreement). The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Inti, and shall instruct Inti to provide such documentation to Buyer.

(b)   Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Inti from maintaining the same business relationships with Inti after the Closing as it maintained with Inti prior to the Closing

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           SECTION 8. Expenses

10.1   Each Party shall pay their own expenses associated with the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel, accountants and consultants.

SECTION 10. General

10.2  Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with, or subsequent to, the date hereof.

10.3  Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

10.4  Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.5  Notices. All notices, requests, demands, claims, and other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when sent if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the BUYER:

Tuscan Capital Ltd.
Coney Drive, Suite 404
P.O. Box 2071
Belize City
Belize, Central America

If to SELLER:

Sanborn Resources Ltd.
777 South Flagler Drive
Suite 800 – West Tower
West Palm Beach, FL 33401

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.6  Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by the internal laws of the State of Nevada. The parties hereby consent to process being served in any action by delivery via Federal Express or any other nationally recognized overnight courier.

10.7  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.8  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.9  Interpretation. Each Party has been represented by legal counsel in connection with the negotiation of the transactions in this Agreement contemplated and the drafting and negotiation of this Agreement. Each Party and its legal counsel have had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any Party by reason of any Party having or being deemed to have structured or drafted such provision.

10.10 Appendices, Schedules and Exhibits. All references in this Agreement to exhibits and schedules shall, unless otherwise expressly provided, be deemed to be references to the appendices, exhibits and schedules attached to this Agreement. All such appendices, exhibits and schedules attached to this Agreement are incorporated into this Agreement as though fully set forth in this Agreement.

[Signatures to follow on the next page.]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first set forth above.

“BUYER” TUSCAN CAPITAL LTD.
By: /s/Aaliyah Whittaker Name: Aaliyah Whittaker Title: President

“SELLER” SANBORN RESOURCES LTD.
By: /s/ Kristian Andresen Name: Krisitan Andresen Title: CEO

Schedule 2.2

Promissory Notes

1.

Promissory Note with Miramar Investors, Inc. in the amount of $50,000, at 16% per annum, dated October 10, 2012

2.

Promissory Note with Bay Capital Ltd. in the amount of $50,000, at 16% per annum, dated January 1, 2013

3.

Promissory Note with Bay Capital Ltd. in the amount of $50,000, at 16% per annum, dated February 26, 2013

4.

Promissory Note with Tuscan Capital Ltd. in the amount of $775,000, at 8% per annum, dated April 10, 2013

5.

Promissory Note with Tuscan Capital Ltd. in the amount of $90,000, at 16% per annum, dated June 13, 2013

6.

Promissory Note with Tuscan Capital Ltd. in the amount of $50,000, at 16% per annum, dated July 31, 2013

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